Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Daniel W. Maudlin
Vice President - Chief Financial Officer
Haynes International, Inc.
765-456-6102

HAYNES INTERNATIONAL, INC. ANNOUNCES ELECTION OF NEW MEMBER OF

BOARD OF DIRECTORS AND PLANNED RETIREMENT OF A DIRECTOR

KOKOMO, IN, December 23, 2019 – Haynes International, Inc. (NASDAQ GM: HAYN), a leading developer, manufacturer and marketer of technologically advanced high-performance alloys, primarily for use in the aerospace industry and other industrial applications (the “Company”), announced today that the Board of Directors of the Company voted to elect General Larry O. Spencer, USAF (Ret.) as a member of the Board of Directors, effective January 1, 2020. The Board of Directors also announced that John C. Corey, a member of the Board, has announced his intent to retire from the Board on February 25, 2020 coincident with the Company’s annual general meeting of stockholders and in adherence to the Company’s retirement age guideline for directors.

General Spencer spent 44 years in the United States Air Force (USAF), retiring as a four-star general in October 2015. General Spencer served as Vice Chief of Staff of the USAF and served as a member of the Joint Chiefs of Staff Requirements Oversight Council and Deputy Advisory Working Group. He assisted the Chief of Staff with organizing, training, and equipping of 660,000 active-duty, Guard, Reserve and civilian forces serving in the United States and overseas. General Spencer served as President of the Air Force Association from April 2015 to March 2019.

General Spencer was commissioned through Officer Training School in 1980 as a distinguished graduate. He commanded a squadron, group and wing, and was Vice Commander of the Oklahoma City Air Logistics Center, which provides maintenance, repair and overhaul services. He served as the Chief Financial Officer and then Director of Mission Support at a major command.

He received his Bachelor of Science degree in industrial engineering technology from Southern Illinois University, Carbondale. General Spencer has a Master of Science degree in business management from Webster College, and a Master of Science degree in industrial resource strategy from the National Defense University.

General Spencer currently serves as a director of the Whirlpool Corporation and is a member of its finance committee and the corporate governance and nominating committee. He also serves as a director of The Triumph Group where he serves as Chairman of the governance and nominating committee and as a member of the audit and finance committees.

“We are extremely pleased to have Larry joining our Board of Directors and know that his tremendous leadership skills, corporate board experience, and knowledge of aerospace and the defense industry will benefit the Board and our shareholders,” said Robert H. Getz, Haynes’s Chairman of the Board. Mr. Getz also stated “On behalf of the Board and the Company, I would like to thank John Corey for his dedicated service and leadership on the Board of Haynes and wish him well in his future endeavors.”

“I look forward to working with Larry and leveraging his experience and leadership skills gained in the Air Force and through his knowledge of the aerospace industry,” said Michael L. Shor, Haynes’s President and Chief Executive Officer. “We are fortunate to have a person of Larry’s accomplishments join our Board.”

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, nickel- and cobalt-based high-performance alloys, primarily for use in the aerospace, chemical processing and land-based gas turbine industries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this press release are forward-looking.    In many cases, you can identify forward-looking statements by terminology, such as “may”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors, many of which are beyond the Company's control.

The Company has based these forward-looking statements on its current expectations and projections about future events.  Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect.  Risks and uncertainties, some of which are discussed in Item 1A. of Part 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, may affect the accuracy of forward-looking statements.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.